Exhibit 23.3

AllBright Law Offices
Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100

October 1, 2010

LIU Yongxin
China Yongxin Pharmaceuticals Inc.
927 Canada Court
City of Industry, California

Dear Sirs:

We consent to the use and reference to our opinion dated June 8, 2010 addressed to you, in the Registration Statement of China Yongxin Pharmaceuticals Inc. on Form S-1 filed on June 9, 2010, including all amendments and supplements thereto.   This letter confirms our prior consent, which is deemed granted on the date of the above-referenced opinion.

Sincerely,

AllBright Law Offices

/s/ Steve Zhu
Steve Zhu
Attorney at Law / Senior Partner
Direct line: (021)-61059116